CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Securities due 2025	$1,000,000	$129.80

March 2020

Pricing Supplement No. 3,619
Registration Statement Nos. 333-221595; 333-221595-01
Dated March 10, 2020
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index (the “securities”) are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the securities will be based on (i) the upside performance, if any, of an equally weighted basket composed of the Dow Jones Industrial AverageSM, the S&P 500® Index and the NASDAQ-100 Index® (each, a “basket component” and together, the “basket”), and (ii) the downside performance of the worst performing of the Dow Jones Industrial AverageSM, the S&P 500® Index and the Russell 2000® Index (each, an “individual underlying index”). While the upside performance of the basket, if any, can generate only positive returns, the downside performance of the worst performing of the individual underlying indices may generate either positive or negative returns depending on whether or not the final index value of the worst performing index is greater than or equal to 70% of its respective initial index value (the respective “trigger level”). At maturity, investors will have leveraged upside exposure to any appreciation of the basket. Additionally, if the final index value of any individual underlying index is less than its initial index value, but the final index value of each individual underlying index is greater than or equal to its respective trigger level, meaning that none of the individual underlying indices has declined by more than 30% from its respective initial index value, investors will receive a positive return reflecting 50% of the absolute value of the negative performance of the worst performing index. However, if the final index value of any individual underlying index is less than its respective trigger level, meaning that any of the individual underlying indices has declined by more than 30% from its respective initial index value, investors will be exposed to the full depreciation of the worst performing index from the respective initial index value to the respective final index value. Investors may lose their entire initial investment in the securities. Because the payment at maturity of the securities is based in significant part on the worst performing of the individual underlying indices, a decline in any individual underlying index below its respective trigger level will likely result in a significant loss of your investment, even if the other individual underlying indices have appreciated or have not declined as much. These long-dated securities are for investors who seek an equity based return, determined as set forth herein, seek upside exposure to the appreciation of the basket, if any, and downside exposure to the worst performing of the individual exposure indicies and are willing to risk their principal, risk exposure to the worst performing of three individual underlying indices and forgo current income in exchange for the upside leverage and absolute return features that in each case apply to specific underlyings and specific performance ranges, as described herein, and the limited protection against loss that applies only if the final index value of each individual underlying index is greater than or equal to the respective trigger level. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount / Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 10, 2020
Original issue date:	March 13, 2020 (3 business days after the pricing date)
Valuation date	March 10, 2025
Maturity date:	March 13, 2025
Individual underlying indices:	Dow Jones Industrial AverageSM (the “INDU Index”), S&P 500® Index (the “SPX Index”) and Russell 2000® Index (the “RTY Index”)
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Dow Jones Industrial AverageSM (the “INDU Index”)	INDU	33.3333%	25,018.16	0.001332364
	S&P 500® Index (the “SPX Index”)	SPX	33.3333%	2,882.23	0.011565108
	NASDAQ-100 Index® (the “NDX Index”)	NDX	33.3333%	8,372.266	0.003981395
Investors will therefore have no upside exposure to any appreciation of the RTY Index.
Aggregate principal amount:	$1,000,000
Payment at maturity:

At maturity, investors will receive a payment determined as follows:

If the final index value of each individual underlying index is greater than or equal to its respective initial index value:

$1,000 + upside basket return (if any)

If the final index value of any individual underlying index is less than its respective initial index value, but the final index value of each individual underlying index is greater than or equal to its respective trigger level:

$1,000 + upside basket return (if any) + absolute index return

If the final index value of any individual underlying index is less than its respective trigger level, but the final basket value is greater than the initial basket value:

$1,000 + upside basket return + downside index return

Under these circumstances, the downside index return will be negative by a significant amount, and so the payment at maturity will likely be significantly less than the stated principal amount of $1,000.

If the final index value of any individual underlying index is less than its respective trigger level, and the final basket value is less than or equal to the initial basket value:

$1,000 + downside index return

Under these circumstances, the downside index return will be negative by a significant amount, and so the payment at maturity will be significantly less than the stated principal amount of $1,000 and will represent a loss of at least 30%, and possibly all, of your investment.

Upside basket return:

If the final basket value is greater than the initial basket value:

$1,000 × basket leverage factor × basket percent change

If the final basket value is less than or equal to the initial basket value:

$0

Basket leverage factor:	150% (applicable only if the final basket value is greater than the initial basket value)
Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial basket value:	100, which is equal to the sum of the products of the initial basket component value of each of the basket components on the pricing date, as set forth under “Basket – Initial basket component value” above, and the multiplier for such basket component on such date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date
Multiplier:	The multiplier for each basket component was set on the pricing date based on such basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its basket component weighting. The multipliers will remain constant for the term of the securities. See “Basket – Multiplier” above.
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$945.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us (2)
Per security	$1,000	$0	$1,000
Total	$1,000,000	$0	$1,000,000
(1)	MS & Co., the agent, will not receive a sales commission in connection with the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017 Index Supplement dated November 16, 2017 Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Terms continued from previous page:
Absolute index return	$1,000 times the absolute value of the index percent change of the worst performing index times 50%. For example, a -5% index percent change of the worst performing index will result in an absolute index return of $25 per security. The absolute index return will under no circumstances exceed $150 per security.
Index percent change:	With respect to each individual underlying index, (final index value – initial index value) / initial index value
Downside index return:	$1,000 times index percent change of the worst performing index
Worst performing index:	The individual underlying index with the lowest index percent change
Initial index value:

With respect to the INDU Index, 25,018.16, which is the index closing value of such index on the pricing date

With respect to the SPX Index, 2,882.23, which is the index closing value of such index on the pricing date

With respect to the RTY Index, 1,350.898, which is the index closing value of such index on the pricing date

Final index value:	With respect to each individual underlying index, the index closing value of such index on the valuation date
Trigger level:

With respect to the INDU Index, 17,512.712, which is 70% of the initial index value of such index

With respect to the SPX Index, 2,017.561, which is 70% of the initial index value of such index

With respect to the RTY Index, 945.629, which is approximately 70% of the initial index value of such index

CUSIP / ISIN:	61770FTU0 / US61770FTU02
Listing:	The securities will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index (the “securities”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for any potential positive performance of the basket

▪	To obtain a positive return for a limited range of negative performance of the worst performing individual underlying index

▪	To provide limited protection against loss of principal in the event of a decline of the individual underlying indices but only if the final index value of each individual underlying index is greater than or equal to its respective trigger level

If the final index value of any of the individual underlying indices is less than its respective trigger level, investors will be exposed to the full depreciation of the worst performing index from the respective initial index value to the respective final index value.

Maturity:	5 years
Basket leverage factor:	150% (applicable only if the final basket value is greater than the initial basket value)
Basket component weightings:	33.3333% for the INDU Index, 33.3333% for the SPX Index and 33.3333% for the NDX Index
Individual underlying indices:	The INDU Index, the SPX Index and the RTY Index
Interest:	None
Trigger level:	With respect to the INDU Index, 70% of the initial index value With respect to the SPX Index, 70% of the initial index value With respect to the RTY Index, 70% of the initial index value
Minimum payment at maturity:	None. You could lose your entire initial investment in the securities.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $945.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components and the individual underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components and the individual underlying indices, instruments based on the basket components and the individual underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the basket leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

March 2020	Page 3

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components and the individual underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components and the individual underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2020	Page 4

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged upside exposure to any positive performance of the basket and the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing of the individual underlying indices, while providing limited protection against negative performance of the worst performing of the individual underlying indices. In exchange for the basket leverage and absolute return features, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature, and will not participate in any positive performance of the RTY Index. At maturity, an investor will receive an amount in cash based upon (i) the closing value of the basket on the valuation date and (ii) the closing value of the worst performing of the individual underlying indices on the valuation date. If the final index value of any of the individual underlying indices is less than its respective trigger level, investors will be exposed to the full depreciation of the worst performing index from the respective initial index value to the respective final index value, and so investors may lose their entire initial investment in the securities. The securities are unsecured obligations of ours, and all payments on the securities are subject to our credit risk.

Leveraged Performance if the Basket Appreciates	The securities offer investors an opportunity to receive a return reflecting 150% of any appreciation of the basket if the final basket value is greater than the initial basket value.
Absolute Return Feature	The securities enable investors to obtain a positive return if the final index value of any individual underlying index is less than its respective initial index value but only if the final index value of each individual underlying index is greater than or equal to its respective trigger level.
Trigger Feature	If the final index value of any of the individual underlying indices is less than its respective trigger level, investors will be exposed to the full depreciation of the worst performing index from the respective initial index value to the respective final index value.
Payment at Maturity

At maturity, investors will receive a payment determined as follows:

If the final index value of each individual underlying index is greater than or equal to its respective initial index value:

$1,000 + upside basket return (if any)

If the final index value of any individual underlying index is less than its respective initial index value, but the final index value of each individual underlying index is greater than or equal to its respective trigger level:

$1,000 + upside basket return (if any) + absolute index return

If the final index value of any individual underlying index is less than its respective trigger level, but the final basket value is greater than the initial basket value:

$1,000 + upside basket return + downside index return

Under these circumstances, the downside index return will be negative by a significant amount, and so the payment at maturity will likely be significantly less than the stated principal amount of $1,000.

If the final index value of any individual underlying index is less than its respective trigger level, and the final basket value is less than or equal to the initial basket value:

$1,000 + downside index return

Under these circumstances, the downside index return will be negative by a significant amount, and so the payment at maturity will be significantly less than the stated principal amount of $1,000 and will represent a loss of at least 30%, and possibly all, of your investment.

Upside basket return	=	if the final basket value is greater than the initial basket value: $1,000 x 150% x basket percent change; or if the final basket value is less than or equal to the initial basket value: $0.
Absolute index return	=	$1,000 times the absolute value of the index percent change of the worst performing index times 50%
Downside index return	=	$1,000 times index percent change of the worst performing of the individual underlying indices

March 2020	Page 5

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The actual initial index value and trigger level for each individual underlying index are set forth on the cover page of this pricing supplement. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security

Basket leverage factor:	150% (applicable only if the final basket value is greater than the initial basket value)

Initial basket value:	100

Hypothetical initial index value:	With respect to the INDU Index: 24,000 With respect to the SPX Index: 3,000 With respect to the RTY Index: 1,500

Hypothetical trigger level:

With respect to the INDU Index, 16,800, 70% of the hypothetical initial index value

With respect to the SPX Index, 2,100, 70% of the hypothetical initial index value

With respect to the RTY Index, 1,050, 70% of the hypothetical initial index value

EXAMPLE 1: The basket appreciates modestly, and each individual underlying index appreciates significantly, and so investors receive the stated principal amount plus the upside basket return.

Final basket value		110
Basket percent change		(110 – 100) / 100 = 10%
Final index value		INDU Index: 30,000 SPX Index: 3,900 RTY Index: 2,100
Index percent change		INDU Index: (30,000 – 24,000) / 24,000 = 25% SPX Index: (3,900 – 3,000) / 3,000 = 30% RTY Index: (2,100 – 1,500) / 1,500 = 40%
Payment at maturity	=	$1,000 + upside basket return
	=	$1,000 + ($1,000 × basket leverage factor × basket percent change)
	=	$1,000 + ($1,000 × 150% × 10%)
	=	$1,150

March 2020	Page 6

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

In example 1, each individual underlying index has appreciated significantly, but the basket has appreciated only modestly. The basket has appreciated by 10%, the INDU Index has appreciated by 25%, the SPX Index has appreciated by 30% and the RTY Index has appreciated by 40%. Even though the individual underlying indices have appreciated significantly, investors receive at maturity a payout based solely on the upside basket return. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the basket. Investors receive only $1,150 per stated principal amount, even though each individual underlying index has appreciated significantly.

EXAMPLE 2: The basket and each of the individual underlying indices depreciate over the term of the securities, and the final index value of the worst performing index is less than its respective initial index value but greater than its respective trigger level. Investors receive the stated principal amount plus the absolute index return, calculated based on the absolute value of the index percent change of the worst performing index.

Final basket value		82
Basket percent change		(82 – 100) / 100 = -18%
Final index value		INDU Index: 21,600 SPX Index: 2,640 RTY Index: 1,275
Index percent change		INDU Index: (21,600 – 24,000) / 24,000 = -10% SPX Index: (2,640 – 3,000) / 3,000 = -12% RTY Index: (1,275 – 1,500) /1,500 = -15%
Payment at maturity	=	$1,000 + absolute index return
	=	$1,000 + ($1,000 × absolute value of the index percent change of the worst performing index x 50%)
	=	$1,000 + ($1,000 × 7.5%)
	=	$1,075

In example 2, the final basket value is less than the initial basket value, and so the upside basket return is $0. The final index value of each of the INDU Index, the SPX Index and the RTY Index is less than its respective initial index value. The basket has depreciated by 18%, the INDU Index has depreciated by 10%, the SPX Index has depreciated by 12% and the RTY Index has depreciated by 15%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 50% of the absolute value of the depreciation of the worst performing index, which is the RTY Index in this example. Investors receive $1,075 per security at maturity.

EXAMPLE 3: The basket and two individual underlying indices appreciate over the term of the securities, while one individual underlying index declines below its respective trigger level. Investors are therefore exposed to the full decline in the worst performing index from its initial index value, although a small portion of this loss is offset by the upside basket return.

Final basket value		106
Basket percent change		(106 – 100) / 100 = 6%
Final index value		INDU Index: 31,200 SPX Index: 3,450 RTY Index: 900
Index percent change		INDU Index: (31,200 – 24,000) / 24,000 = 30% SPX Index: (3,450 – 3,000) / 3,000 = 15% RTY Index: (900 – 1,500) / 1,500 = -40%
Payment at maturity	=	$1,000 + upside basket return + downside index return

March 2020	Page 7

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

=	$1,000 + ($1,000 x basket leverage factor x basket percent change) + ($1,000 x index percent change of the worst performing index)
=	$1,000 + ($1,000 x 150% x 6%) + ($1,000 x -40%)
=	$1,000 + $90 - $400
=	$690

In example 3, the final basket value is greater than the initial basket value, and the final index value of each of the INDU Index and the SPX Index is greater than its respective initial index value, while the final index value of the RTY Index is below its respective trigger level. The basket has appreciated by 6%, the INDU Index has appreciated by 30% and the SPX Index has appreciated by 15%, while the RTY Index has declined by 40%. While investors will participate in the upside performance of the basket, because the final index value of the RTY Index has declined below its respective trigger level, investors are fully exposed to the negative performance of the RTY Index, which is the worst performing index in this example. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the basket plus a negative return reflecting the index percent change of the worst performing index. Investors receive a payment at maturity of $690 per security.

EXAMPLE 4: Each underlying index declines below its respective trigger level, and the basket depreciates over the term of the securities. Investors are therefore fully exposed to the decline in the worst performing index from its initial index value.

Final basket value		80
Basket percent change		(80 – 100) / 100 = -20%
Final index value		INDU Index: 15,600 SPX Index: 1,800 RTY Index: 450
Index percent change		INDU Index: (15,600 – 24,000) / 24,000 = -35% SPX Index: (1,800 – 3,000) / 3,000 = -40% RTY Index: (450 – 1,500) / 1,500 = -70%
Payment at maturity	=	$1,000 + downside index return
	=	$1,000 + ($1,000 x index percent change of the worst performing index)
	=	$1,000 + ($1,000 x -70%)
	=	$1,000 - $700
	=	$300

In example 4, the final basket value has declined below the initial basket value, and so the upside basket return is $0. The final index value of each of the INDU Index, the SPX Index and the RTY Index is below its respective trigger level. The basket has depreciated by 20%, the INDU Index has declined by 35%, the SPX Index has declined by 40% and the RTY Index has declined by 70%. Because the final index value of the worst performing index has declined below the respective trigger level, investors are fully exposed to the negative performance of the RTY Index, which is the worst performing index in this example. Therefore, investors receive at maturity the stated principal amount plus a negative return reflecting the index percent change of the worst performing index. Investors receive a payment at maturity of $300 per security.

EXAMPLE 5: The basket declines modestly over the term of the securities, two individual underlying indices appreciate over the term of the securities, but the other individual underlying index declines below its respective trigger level. Investors are therefore fully exposed to the decline in the worst performing index from its initial index value.

March 2020	Page 8

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Final basket value		95
Basket percent change		(95 – 100) / 100 = -5%
Final index value		INDU Index: 25,200 SPX Index: 3,300 RTY Index: 300
Index percent change		INDU Index: (25,200 – 24,000) / 24,000 = 5% SPX Index: (3,300 – 3,000) / 3,000 = 10% RTY Index: (300 – 1,500) / 1,500 = -80%
Payment at maturity	=	$1,000 + downside index return
	=	$1,000 + ($1,000 x index percent change of the worst performing index)
	=	$1,000 + ($1,000 x -80%)
	=	$1,000 - $800
	=	$200

In example 5, the final basket level has declined modestly below the initial basket value, and so the upside basket return is $0. The final index value of each of the INDU Index and the SPX Index is greater than its respective initial index value, but the index value of the RTY Index is below its respective trigger level. The basket has depreciated by 5%, the INDU Index has appreciated by 5%, the SPX Index has appreciated by 10% and the RTY Index has declined by 80%. Because the final index value of the worst performing index has declined below the respective trigger level, investors are fully exposed to the negative performance of the RTY Index, which is the worst performing index in this example. Therefore, investors receive at maturity the stated principal amount plus a negative return reflecting the index percent change of the worst performing index. Investors receive a payment at maturity of $200 per security.

Because the payment at maturity of the securities is based in significant part on the worst performing of the underlying indices, a decline in any of the individual underlying indices below its respective trigger level will likely result in a significant loss of your investment, even if the other individual underlying indices have appreciated or have not declined as much.

March 2020	Page 9

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of any principal at maturity. If the final index value of any individual underlying index is less than the respective trigger level (which is 70% of the respective initial index value), investors will be fully exposed to the decrease in the value of the worst performing index over the term of the securities. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	You are exposed to the price risk of each individual underlying index. Your return on the securities is not linked to a basket consisting of each individual underlying index. Rather, it will be based in significant part upon the independent performance of each individual underlying index. Therefore, although the upside returns will be based on the performance of the basket, you will be exposed to the risks related to each individual underlying index. Poor performance by any individual underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other individual underlying indices. If any individual underlying index declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing index at maturity, even if the other underlying indices have appreciated or have not declined as much, and you will likely lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each individual underlying index. Additionally, although the RTY Index is one of the individual underlying indices, it is not a component of the basket, and so you will not have upside exposure to any appreciation of the RTY Index.

▪	Because the securities are linked to the performance of the worst performing index, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one of the individual underlying indices. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one of the individual underlying indices. With three individual underlying indices, it is more likely that any individual underlying index will decline to below its trigger level as of the valuation date, than if the securities were linked to only one underlying index. Therefore it is more likely that you will suffer a significant loss on your investment.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the value, volatility and dividend yield of the basket components and the individual underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the basket components and the individual underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview,” “S&P 500® Index Overview,” “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our

March 2020	Page 10

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creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the security.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the individual underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	The amount payable on the securities is not linked to the values of the basket components or the individual underlying indices at any time other than the valuation date. The final index value of each basket component and each individual underlying index will be based on the index closing value of such index on the valuation date, subject to adjustment for non-index business days and certain market disruption events. Even if each basket component and each individual underlying index appreciates prior to the valuation date but the value of any individual underlying index drops by the valuation date to below its trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the basket components and the individual underlying indices prior to such drop. Although the actual values of the basket components and the individual underlying indices on the stated maturity date or at other times during the term of the securities may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

▪	Investing in the securities is not equivalent to investing in the individual underlying indices or the basket components. Investing in the securities is not equivalent to investing in any individual underlying index or any basket component or the component stocks of any individual underlying index or any basket component. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the individual underlying indices or the basket components.

▪	Adjustments to the individual underlying indices or the basket components could adversely affect the value of the securities. The publisher of each individual underlying index and basket component may add, delete or substitute the stocks constituting such individual underlying index or basket component or make other methodological changes that could change the value of such individual underlying index or basket component. The publisher of each individual underlying index and basket component may discontinue or suspend calculation or publication of such individual underlying index or basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued individual underlying index or basket

March 2020	Page 11

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component and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the individual underlying indices and the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the individual underlying indices or the basket components or their component stocks), including trading in the stocks that constitute the individual underlying indices and the basket components as well as in other instruments related to the individual underlying indices and the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve

March 2020	Page 12

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greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the stocks that constitute the individual underlying indices and the basket components and other financial instruments related to the individual underlying indices and the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an individual underlying index, and, therefore, could increase the trigger level for such individual underlying index, which is the level at or above which such individual underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other individual underlying indices). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could potentially affect whether the value of an individual underlying index on the valuation date is below the respective trigger level, and, therefore, whether an investor would receive significantly less than the stated principal amount of the securities at maturity (depending also on the performance of the other individual underlying indices).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the trigger levels and the final index values, including whether any individual underlying index has decreased to below the respective trigger level, and the upside basket return, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of the individual underlying indices or the basket components. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for PLUS). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if

March 2020	Page 13

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any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket consists of the Dow Jones Industrial AverageSM (the “INDU Index”), the S&P 500® Index (“SPX Index”) and the NASDAQ-100 Index® (the “NDX Index”) and offers exposure to price movements in the U.S. equity markets.

Dow Jones Industrial AverageSM Index. The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Information as of market close on March 10, 2020:

Basket Component Information as of March 10, 2020
Basket Component	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
INDU Index	INDU	25,018.16	25,650.88	(on 2/12/2020): 29,551.42	(on 3/9/2020): 23,851.02
SPX Index	SPX	2,882.23	2,783.30	(on 2/19/2020): 3,386.15	(on 6/3/2019): 2,744.45
NDX Index	NDX	8,372.266	7,164.021	(on 2/19/2020): 9,718.727	(on 6/3/2019): 6,978.018

The following graph is calculated as if the basket had an initial value of 100 on January 1, 2015 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the basket leverage factor, nor does it attempt to show your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2015 to March 10, 2020

The following graphs set forth the daily closing values and closing prices, as applicable, of each of the basket components for the period from January 1, 2015 through March 10, 2020. The related tables set forth the published high and low closing values and closing prices, as applicable, as well as end-of-quarter closing values and closing prices, for each of the basket components for each quarter in the same period. The closing values and closing prices, as applicable, for each of the basket components on March 10, 2020 were: (i) in the case of the INDU Index, 25,018.16, (ii) in the case of the SPX Index, 2,882.23, and (iii) in the case of the NDX Index, 8,372.266. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

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Dow Jones Industrial AverageSM Overview

Information as of market close on March 10, 2020:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	25,018.16
52 Weeks Ago:	25,650.88
52 Week High (on 2/12/2020):	29,551.42
52 Week Low (on 3/9/2020):	23,851.02

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2015 through March 10, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on March 10, 2020 was 25,018.16. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2015 to March 10, 2020

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Dow Jones Industrial AverageSM	High	Low	Period End
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter (through March 10, 2020)	29,551.42	23,851.02	25,018.16

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S&P 500® Index Overview

Information as of market close on March 10, 2020:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	2,882.23
52 Weeks Ago:	2,783.30
52 Week High (on 2/19/2020):	3,386.15
52 Week Low (on 6/3/2019):	2,744.45

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2015 through March 10, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on March 10, 2020 was 2,882.23. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2015 to March 10, 2020

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S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter (through March 10, 2020)	3,386.15	2,746.56	2,882.23

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NASDAQ-100 Index® Overview

Information as of market close on March 10, 2020:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	8,372.266
52 Weeks Ago:	7,164.021
52 Week High (on 2/19/2020):	9,718.727
52 Week Low (on 6/3/2019):	6,978.018

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2015 through March 10, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on March 10, 2020 was 8,372.266. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2015 to March 10, 2020

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NASDAQ-100 Index®	High	Low	Period End
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter	7,845.729	6,978.018	7,671.075
Third Quarter	8,016.953	7,415.691	7,749.449
Fourth Quarter	8,778.313	7,550.786	8,733.073
2020
First Quarter (through March 10, 2020)	9,718.727	7,948.027	8,372.266

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on March 10, 2020:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,350.898
52 Weeks Ago:	1,548.877
52 Week High (on 1/16/2020):	1,705.215
52 Week Low (on 3/9/2020):	1,313.440

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2015 through March 10, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on March 10, 2020 was 1,350.898. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2015 to March 10, 2020

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Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter (through March 10, 2020)	1,705.215	1,313.440	1,350.898

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Index publishers:

With respect to each of the INDU Index and the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Bull market or bear market PLUS:	Bull market PLUS
Index closing value:

With respect to each of the INDU Index, the SPX Index and the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index, the SPX Index or the NDX Index shall be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Postponement of maturity date:	If the scheduled valuation date is not an index business day with respect to a basket component or an individual underlying index or if a market disruption event occurs with respect to a basket component or an individual underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the security will be postponed to the second business day following the latest valuation date as postponed with respect to such basket component or individual underlying index.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪    A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The net proceeds from the sale of the securities will be used by us for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the securities by taking positions in stocks of the individual underlying indices and the basket components, futures and/or options contracts on the individual underlying indices and the basket components, any component stocks of the individual underlying indices and the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of an individual underlying index on the pricing date, and therefore could increase the respective trigger level, which is the level at or above which such individual underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other individual underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the individual underlying indices and the basket components, futures or options contracts on the individual underlying indices and the basket components or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of an individual underlying index or basket component and, therefore, adversely affect

March 2020	Page 28

Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other individual underlying indices and basket components). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the

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Morgan Stanley Finance LLC

Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

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Trigger Securities due March 13, 2025 With Upside Returns Based on the Performance of a Basket of Three Indices and Downside Exposure Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the S&P 500® and the Russell 2000® Index

Principal at Risk Securities

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive any sales commissions for such sales.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the

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Principal at Risk Securities

amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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